UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MORPHIC HOLDING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Morphic Holding, Inc. to be held at virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2020 on Thursday, June 18, 2020 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.  We intend to hold the 2021 Annual Meeting of Stockholders in person next year.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 30, 2020, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and our 2019 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting virtually, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Praveen P. Tipirneni, M.D.
Chief Executive Officer

MORPHIC HOLDING, INC.

35 Gatehouse Drive, A2

Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Morphic Holding, Inc. will be held at virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2020 on Thursday, June 18, 2020 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast during which you will be able to participate, vote and ask questions. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting. We intend to hold the 2021 Annual Meeting of Stockholders in person next year.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 21, 2020 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting by contacting our Corporate Secretary in writing at Morphic Holding, Inc., 35 Gatehouse Drive A2, Waltham, MA 02451.

Your vote as a Morphic Holding, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact Chris Erdman at 1-781-996-0955 or chris.erdman@morphictx.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com or by phone 1-800-736-3001. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Praveen P. Tipirneni, M.D.
Chief Executive Officer

Waltham, Massachusetts

April 30, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2020: the Proxy Statement and our 2019 Annual Report on Form 10-K are available at https://morphictx.gcs-web.com/sec-filings.

MORPHIC HOLDING, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

MORPHIC HOLDING, INC.

35 Gatehouse Drive, A2

Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

June 18, 2020

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Morphic Holding, Inc., or the Company, for use at the Company’s 2020 Annual Meeting of Stockholders, or Annual Meeting, to be held at virtually via a live webcast by visiting www.virtualshareholdermeeting.com/MORF2020 on Thursday, June 18, 2020 at 1:00 p.m. (Eastern Time). We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result of COVID-19, we have decided to hold the Annual Meeting solely by means of remote communication via live webcast during which you will be able to participate, vote and ask questions. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting. We intend to hold the 2021 Annual Meeting of Stockholders in person next year.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 30, 2020, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 21, 2020, the record date, will be entitled to vote at the meeting. At the close of business on April 21, 2020, 30,307,834 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 21, 2020, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 21, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 21, 2020, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR ALL NOMINEES the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote through the internet or by telephone - in order to do so, please follow the instructions shown on your proxy card; or
•

vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/MORF2020. You will need the control number included on your proxy card; or

•

vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2020. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or
•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earliest of (1) December 31, 2024; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Praveen P. Tipirneni, M.D. and Gustav Christensen, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Otello Stampacchia, Nilesh Kumar, Vikas Goyal, Amir Nashat, Timothy A. Springer, Norbert Bischofberger, Joseph P. Slattery, CPA, and Gustav Christensen, representing eight of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In addition, Barbara J. Dalton, who resigned from our Board of Directors in June 2019, was also an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.

Audit Committee

Our Audit Committee comprises Vikas Goyal, Nilesh Kumar and Joseph P. Slattery, CPA. Mr. Slattery is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Slattery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee comprises Norbert Bischofberger, Gustav Christensen and Otello Stampacchia.  Dr.  Stampacchia is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt company, or Radford, to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2019. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2019, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2019 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee comprises Nilesh Kumar and Amir Nashat. Dr. Kumar is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://investor.morphictx.com/corporate-governance.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2019, the Board of Directors held five meetings including telephonic meetings; the Audit Committee held five meetings; the Compensation Committee held three meetings and the

Nominating and Governance Committee held one meeting. During 2019, none of the directors, other than Dr. Nashat, attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to:

Morphic Holding, Inc.

c/o Corporate Secretary

35 Gatehouse Drive A2

Waltham, MA 02451

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, MA 02451. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the anniversary of the preceding year’s annual meeting, except that in the case of our first annual meeting following our initial public offering or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2021 and 2022, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Norbert Bischofberger, Joseph P. Slattery, CPA and Timothy Springer, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2023 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2019 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Norbert Bischofberger, Ph.D.(1)	64	Class I Director
Joseph P. Slattery, CPA(2)	54	Class I Director
Timothy A. Springer, Ph.D.	71	Class I Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee

Norbert Bischofberger, Ph.D. has served as a member of our board of directors since June 2019. Dr. Bischofberger has served as President and Chief Executive Officer of Kronos Bio, Inc., a biotechnology company, since August 2018. From August 1990 to August 2018, Dr. Bischofberger held various positions at Gilead Sciences, a biopharmaceutical company, and most recently served Gilead as Executive Vice President, Research and Development and Chief Scientific Officer. Prior to Gilead, Dr. Bischofberger served as a Senior Scientist in the DNA Synthesis group at Genentech, Inc., a biotechnology company, from 1986 to 1990. Dr. Bischofberger received a Ph.D. in Organic Chemistry from the Eidgenossische Technische Hochschule in Zurich, Switzerland and an M.S. in Chemistry from the University of Innsbruck. We believe that Dr. Bischofberger is qualified to serve on our board of directors because of his extensive management and research experience in the biopharmaceutical industry.

Joseph P. Slattery, CPA has served as a member of our board of directors since May 2019. From October 2013 through December 2019, he served as Executive Vice President and Chief Financial Officer of TransEnterix, Inc., a medical device company. Mr. Slattery served as Executive Vice President and Chief Financial Officer at Baxano Surgical Inc., a minimally invasive spinal surgery company, from April 2010 to September 2013. From February 1996 to August 2007, he served in finance and accounting roles including Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corp., a molecular diagnostics company acquired by Qiagen, N.V. in 2007. Currently, he serves on the boards of directors of Replimune Group, Inc. and certain private companies. Mr. Slattery earned a B.S. in Accounting from Bentley University and is a certified public accountant. We believe that Mr. Slattery is qualified to serve on our board of directors due to his extensive finance and business experience in the life sciences industry.

Timothy A. Springer, Ph.D. founded our company in August 2014 and has served as a scientific advisor to us and as a member of our board of directors since June 2015. Since 1989, Dr. Springer has served as the Latham Family Professor at Harvard Medical School. He has also served as Senior Investigator in the Program in Cellular and Molecular Medicine at Boston Children's Hospital since 2012, and as a Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School and Professor of Medicine at Boston Children's Hospital since 2011. Dr. Springer was the Founder of LeukoSite, a biotechnology company acquired by Millennium Pharmaceuticals in 1999. Additionally, he is a founder and investor in Scholar Rock Holding Corporation and served as a member of its board from October 2012 to May 2019. He has also served Selecta Biosciences Inc. as a scientific advisor since December 2008 and as a member of its board since June 2016. Dr. Springer is a member of the National Academy of Sciences and his honors include the Crafoord Prize, the American Association of Immunologists Meritorious Career Award, the Stratton Medal from the American Society of Hematology, and the Basic Research Prize from the American Heart Association. Dr. Springer received a B.A. in Biochemistry from the University of California, Berkeley, and a Ph.D. in Biochemistry and Molecular Biology from Harvard University. We believe that Dr. Springer is qualified to serve on our board of directors because of his extensive knowledge of the integrin field and his investment, business and board experience with biopharmaceutical companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Gustav Christensen(1)	72	Class II Director
Vikas Goyal(2)	41	Class II Director
Amir Nashat, Sc.D.(3)	46	Class II Director
Nilesh Kumar, Ph.D.(2)(3)	43	Class III Director
Otello Stampacchia, Ph.D.(1)	50	Class III Director
Praveen Tipirneni	51	Class III Director

(1)Member of our Compensation Committee

(2)Member of our Audit Committee

(3)Member of our Nominating and Governance Committee

Gustav Christensen has served as a member of our board of directors since January 2016. Mr. Christensen was most recently the President and Chief Executive Officer and director at Dyax Corp., a biopharmaceutical company, where he worked from April 2007 to February 2016. Prior to joining Dyax, Mr. Christensen was a Managing Director at Apeiron Partners, LLC, a boutique life sciences firm, where he worked from 2005 until 2007. Mr. Christensen received his M.Sc. in Economics from the University of Aarhus (Denmark) and his M.B.A. from Harvard Business School. We believe that Mr. Christensen is qualified to serve on our board of directors due to his extensive management and business experience in the life sciences industry and in the commercialization of pharmaceutical products.

Vikas Goyal has served as a member of our board of directors since June 2016. Mr. Goyal is currently Senior Vice President, Business Development at Pandion Therapeutics. Prior to joining Pandion Therapeutics in August 2019, Mr. Goyal was a Principal at S.R. One, Limited since 2011, the corporate venture capital arm of GlaxoSmithKline plc, in Cambridge, Massachusetts, where he managed investments in innovative drug discovery and development companies. Prior to joining S.R. One, Limited, Mr. Goyal was a consultant in the pharmaceutical and medical products practice at McKinsey and Company, a co-founder of Extera Partners, where he advised public and private life sciences companies, and a business development manager at Infinity Pharmaceuticals, Inc. He received his B.A. in Neurobiology from Harvard University and his M.B.A. in Health Care Management from the Wharton School of the University of Pennsylvania. We believe that Mr. Goyal is qualified to serve on our board of directors because of his investing and operations experiences in the life sciences industry.

Amir Nashat, Sc.D. previously served as a member of our board of directors from June 2015 through June 2016 and has served as a member of our board of directors since June 2017. Dr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat was also the founding Chief Executive Officer of Living Proof, Inc. and Sun Catalytix Corporation. Dr. Nashat currently represents Polaris as a director of Fate Therapeutics, Inc., Selecta Biosciences Inc., Scholar Rock Holding Corporation, and Syros Pharmaceuticals, Inc., as well as on the boards of directors of several private companies. Dr. Nashat was previously a director of aTyr Pharma, Inc. Dr. Nashat also serves on the Partners Innovation Fund, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active President. Dr. Nashat previously served on the Board of the New England Venture Capital Association. Dr. Nashat received an M.S. and B.S. in Materials Science and Mechanical Engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. We believe that Dr. Nashat's biotechnology investment experience qualifies him to serve on our board of directors.

Nilesh Kumar, Ph.D. has served as a member of our board of directors since December 2018. Dr. Kumar has been a Partner at Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S, a venture capital fund, since January 2017, and before that, a Senior Principle since April 2015. Prior to Novo Ventures, Dr. Kumar held various positions in the Merck KGaA family of companies since 2009, culminating in the position of Senior Investment Director, where he led venture investments and strategic licensing transactions in the field of oncology and autoimmune diseases. Dr. Kumar also serves on the boards of directors of several private companies and previously served on the board of Milestone Pharmaceuticals, Inc. Dr. Kumar received a B.A. in Natural Sciences from Cambridge University, a Ph.D. in Chemistry from Harvard University and an M.B.A. from Harvard Business School. We believe that Dr. Kumar is qualified to serve on our board of directors because of his venture capital experience, his extensive experience in the pharmaceutical industry and his educational background.

Otello Stampacchia, Ph.D. has served as a member of our board of directors since December 2018. He has served as founder and Managing Director of Omega Funds since 2004. Previously, Dr. Stampacchia was in charge of life sciences direct investments at AlpInvest Partners B.V. from 2001 to 2003, and from 2000 to 2001, Dr. Stampacchia was the portfolio manager of the Lombard Odier Immunology Fund. Previously, Dr. Stampacchia was a member of the healthcare corporate finance and mergers and acquisitions team at Goldman Sachs Group, Inc. from 1997 to 2000, Before joining Goldman Sachs, Dr. Stampacchia helped co-found the healthcare investment activities at Index Securities, now Index Ventures, Inc. Dr. Stampacchia is currently a member of the boards of directors of Replimune Group, Inc. and Kronos Bio, Inc. Dr. Stampacchia also serves on the board of directors of a private company and previously served on the boards of Gossamer Bio, Inc. and ESSA Pharma, Inc. He has a Ph.D. degree in Molecular Biology from the University of Geneva and a European Ph.D. in Biotechnology (EDBT) from the European Association for Higher Education in Biotechnology. He has an M.S. in Genetics from Universa'  degli Studi di Pavia. We believe that Dr. Stampacchia is qualified to serve on our board of directors because of his experience investing in life sciences companies and working with and serving on the boards of directors of various life sciences companies.

Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our board of directors since July 2015. Previously, he served as the Senior Vice President of Corporate Development and Global Strategy at Cubist Pharmaceuticals, Inc., a biotechnology company focused on antibiotics, from November 2002 to February 2015. Prior to Cubist Pharmaceuticals, Dr. Tipirneni also held management positions at Sun Microsystems, Inc., Covad Communications Group and Deltagen, Inc. Dr. Tipirneni received a B.A. in Mechanical Engineering from Massachusetts Institute of Technology, an M.D. from McGill University and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. We believe that Dr. Tipirneni is qualified to serve on our board of directors because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the year ended December 31, 2019, our non-employee directors received the following compensation:

•

Prior to July 2019, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors. In connection with our initial public offering, our Board of Directors approved the grant of an option to purchase 24,000 shares of our common stock to automatically be made to each of our non-employee directors upon the pricing of our initial public offering. Each such option  vests as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in 8 substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director's continued service on each applicable vesting date.

•

Following our initial public offering, the following compensation program for our non-employee directors was adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

o

Cash Compensation. The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Governance receive an additional annual payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Governance receive an additional annual payment of $7,500, $5,000 and $4,000 respectively.

o

Equity Compensation. Each new non-employee director who joins our Board of Directors will, unless the Board of Directors determines that such grant will not be made automatically, be automatically granted an option to purchase 24,000 shares of our common stock (or such other number of shares of our common stock as may be determined by our board of directors from time to time, subject to the limits set forth in the 2019 Equity Incentive Plan) upon the director's initial appointment to our board of directors. Such grant will vest as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in eight substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director's continued service on each applicable vesting date. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to purchase 12,000 of shares of our common stock, which grant will vest on the one-year anniversary of the date of the grant, such that the grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director's continued service on each applicable vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2019. Our President and Chief Executive Officer, Dr. Tipirneni, receives no compensation for his service as a director. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our board of directors) or any equity or non-equity awards in the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Norbert Bischofberger, Ph.D.	20,000	237,516	257,516
Gustav Christensen (2)	55,000	237,516	292,516
Vikas Goyal	21,250	355,774	377,024
Nilesh Kumar, Ph.D.	-	-	-
Amir Nashat, Sc.D. (3)	19,500	237,516	257,016
Joseph P. Slattery, CPA	25,000	237,516	262,516
Timothy Springer, Ph.D. (4)	50,833	1,209,672	1,260,505
Otello Stampacchia, Ph.D. (5)	22,500	237,516	260,016

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2019 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in this Form 10-K for the year ended December 31, 2019. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

As of December 31, 2019, each non-employee director listed in the table above, with the exception of Drs. Kumar and Springer, held outstanding and unexercised 24,000 options, and Dr. Springer held outstanding and unexercised 118,288 options. Mr. Christensen also held 929 shares of restricted common stock received upon the exchange of his incentive units in Morphic Holding, LLC in connection with the conversion of Morphic Holding, LLC into a corporation.

(2)

Mr. Christensen earned $20,000 in fees pursuant his services as the Chair of the Board of Directors and subject to a consulting agreement prior to the completion of the Company’s initial public offering.

(3)	Dr. Nashat earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Nashat's employer.
(4)

Dr. Springer earned $33,333 in fees pursuant to a consulting agreement prior to the completion of our initial public offering. In December 2019, we entered into a consulting agreement with Dr. Springer to provide advisory services related to our research and development programs for a period of three years. Pursuant to the terms of the consulting agreement, we granted Dr. Springer a stock option to purchase 90,000, which is included in the Option Awards column. For additional information regarding Dr. Springer's consulting arrangement with us, see the section entitled “Certain Relationships and Related Party Transactions — Transactions with Timothy A. Springer, Ph.D.”

(5)	Dr. Stampacchia earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Stampacchia’s employer.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2020. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2019 and 2018. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018.

Fee Category	2019	2018
Audit Fees (1)	$525,000	$244,037
Audit -Related Fees (2)	821,411	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,346,411	$244,037

(1)	Audit fees for 2019 and 2018 consist of fees for the audit of our consolidated financial statements and the review of our interim financial statements.
(2)	Audit-related fees billed to us in 2019 relate to the IPO.

Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Morphic’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Morphic’s independent registered public accounting firm, (3) the performance of Morphic’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.

Management is responsible for the preparation of Morphic’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Morphic’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Morphic Holding, Inc. for the fiscal year ended December 31, 2019. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Morphic Holding, Inc be included in Morphic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MORPHIC HOLDING INC.

Joseph P. Slattery, CPA, Chair

Vikas Goyal

Nilesh Kumar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2020, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 30,297,569 shares of our common stock outstanding on April 15, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 15, 2020 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
EcoR1 Capital, LLC (1)	2,154,845	7.1%
FMR LLC (2)	4,572,430	15.1%
Artal International S.C.A. (3)	1,819,186	6.0%
Novo Holdings A/S (4)	2,645,446	8.7%
Omega Fund V, L.P. (5)	2,969,582	9.8%
Pfizer Entities (6)	2,528,835	8.3%
Polaris Entities (7)	2,322,946	7.7%
Springer Entities (8)	5,198,530	17.2%
S.R. One, Limited (9)	1,533,772	5.1%

Executive Officers and Directors
Praveen P. Tipirneni, M.D. (10)	867,398	2.8%
Bruce N. Rogers, Ph.D. (11)	284,961	*
William D. DeVaul, Esq. (12)	92,994	*

Norbert Bischofberger, Ph.D. (13)	-	*
Gustav Christensen (14)	100,517	*
Vikas Goyal	-	*
Nilesh Kumar, Ph.D. (4)	-	*
Amir Nashat, Sc.D. (7)	2,322,946	7.7%
Joseph P. Slattery, CPA (15)	6,667	*
Timothy A. Springer, Ph.D. (16)	4,984,343	16.5%
Otello Stampacchia, Ph.D. (5)	2,969,582	9.8%
All current executive officers and directors as a group (15 persons) (17)	11,971,763	39.5%

*Represents beneficial ownership of less than one percent.

(1)

Based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2020 by EcoR1 Capital, LLC, or EcoR1 LLC. Represents (i) 382,133 shares of common stock held by EcoR1 LLC, and (ii) 1,772,712 shares of common stock held by EcoR1 Capital Fund Qualified, L.P., or EcoR1 Qualified. EcoR1 LLC, is the general partner of EcoR1 Qualified and may be deemed to indirectly beneficially own the shares held by EcoR1 Qualified. Oleg Nodelman is the managing member of EcoR1 LLC and may be deemed to have sole voting and dispositive power over the shares held by EcoR1 LLC and EcoR1 Qualified. Mr. Nodelman disclaims beneficial ownership of the shares held by EcoR1 LLC and EcoR1 Qualified except to the extent of his pecuniary interest therein. The address of EcoR1 LLC and EcoR1 Qualified is 409 Illinois Street, San Francisco, California 94158.

(2)

Based solely on information contained in a Schedule 13G filed with the SEC on March 10, 2020 by FMR LLC. Represents 4,572,430 shares of common stock held by FMR LLC as of February 28, 2020. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based soley on information contained in Amendment No. 1 to Schedule 13G filed by Artal International S.C.A., or Artal S.C.A., and related entities. Represents 1,819,186 shares of common stock held by Invus Public Equities, L.P., or Invus Public Equities. Invus Public Equities Advisors, LLC, as the general partner of Invus Public Equities, controls Invus Public Equities and accordingly may be deemed to beneficially own the Shares held by Invus Public Equities. Artal Treasury Limited, or Artal Treasury, as the managing member of Invus PE Advisors, controls Invus PE Advisors, and accordingly may be deemed to beneficially own the Shares that Invus Public Equities may be deemed to beneficially own. Artal S.C.A., as its Geneva branch is the sole stockholder of Artal Treasury, may be deemed to beneficially own the Shares that Artal Treasury may be deemed to beneficially own. Artal International Management S.A., or Artal International Management, as the managing partner of Artal S.C.A., controls Artal S.C.A. and, accordingly, may be deemed to beneficially own the Shares that Artal S.C.A. may be deemed to beneficially own. Artal Group S.A., or ARtal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend S.A., or Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting Administratiekantoor Westend, or the Stichting, as the parent company of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Pascal Minne, the sole Director of Stichting, may be deemed to have sole voting and dispositive power over the shares held by Artal S.C.A. Mr. Minne disclaims beneficial ownership of the shares held by Artal S.C.A. except to the extent of his pecuniary interest therein. The address of Artal International S.C.A. is 44, rue de la Vallee, L-2661, Luxembourg.

(4)

Based solely on information contained in a Schedule 13D filed with the SEC on July 1, 2019 by Novo Holdings A/S, or Novo. Represents 2,645,446 shares of common stock held by Novo, as of December 31, 2019. Nilesh Kumar, a member of our board of directors, is a partner of Novo Ventures (US) Inc., which is a wholly-owned subsidiary of Novo. Dr. Kumar has no voting or dispositive power over the shares held by Novo and is not deemed to beneficially own such shares. The Novo board, comprised of Viviane Monges, Jeppe Christiansen, Steen Riisgaard, Lars Rebien Sorensen, Jean-Luc Butel and Francis Cuss, exercises voting and dispositive power over these shares only with the support of a majority of the Novo board. As such, no individual member of the Novo board is deemed to beneficially own these shares. Each of such individuals disclaims beneficial ownership of all shares held by Novo. The address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2020 by Omega Fund V, L.P., or Omega L.P., and related entities. Represents 2,969,582 shares of common stock held by Omega Fund V, L.P., or Omega L.P as of December 31, 2019. Otello Stampacchia, a member of our board of directors, Richard Lim, Claudio Nessi and Anne-Mari Paster are the directors of Omega Fund V GP Manager, Ltd., or Omega Manager, which is the sole general partner of Omega Fund GP, L.P., or Omega GP, which is the sole general partner of Omega L.P. Messrs. Stampacchia, Lim and Nessi and Ms. Paster may be deemed to share voting and dispositive power over the shares held by Omega L.P. Each of such individuals, together with Omega GP and Omega Manager, disclaims beneficial ownership of the shares held by Omega L.P. except to the extent of their pecuniary interest therein. The address of Omega Fund V, L.P. is 185 Dartmouth Street, Suite 502, Boston, Massachusetts 02116.

(6)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020 by Pfizer Inc., or Pfizer and Pfizer Ventures (US) Holdings, or Pfizer Ventures. Represents (i) 1,058,885 shares of common stock held by Pfizer, and (ii) 1,469,950 shares held by Pfizer Ventures, a wholly-owned subsidiary of Pfizer, as of December 31, 2019. The address of Pfizer is 235 East 42nd Street, New York, New York 10017.

(7)

Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2020 by Polaris Partners VII, L.P., or PP VII, and related entities. Represents (i) 2,171,067 shares of common stock held by PP VII, and (ii) 151,879 shares of common stock held by Polaris Partners Entrepreneurs Fund VII, L.P., or PEF VII, as of December 31, 2019. Polaris Management Company VII, L.L.C., or PP GP VII, is the general partner of each of PP VII and PEF VII. PP GP VII may be deemed to have sole voting and investment power with respect to the shares owned by each of PP VII and PEF VII and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. Amir Nashat, a member of our board of directors, Brian Chee, David Barrett, Bryce Youngren, Jonathan Flint and Terrance McGuire are the managing members of PP GP VII. Each of these managing members may be deemed to share voting and dispositive power over the shares held by each of PP VII and PEF VI. Each of these managing members disclaims beneficial ownership of such shares, except to the extent of their pecuniary interests therein. The address of Polaris Partners is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(8)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020 and in a Form 4 filed with the SEC on July 1, 2019 by Timothy A. Springer. Represents (i) 4,565,191 shares of common stock held directly, (ii) 42,873 shares of common stock held by Dr. Springer's spouse, (iii) 214,367 shares of common stock held by Springer-Lu Family 2004 Irrevocable Trust dated March 29, 2004, Fiduciary Trust Company of New England LLC, Trustee, over which shares Dr. Springer has no voting or dispositive control,

(iv) 375,019 shares of common stock held by TAS Partners LLC, of which Dr. Springer is manager and has sole voting and dispositive control, and (v) 1,260 shares underlying option to purchase common stock that are exercisable within 60 days of April 15, 2020.

(9)

Based solely on information contained in a Amedment No. 2 to Schedule 13 D filed with the SEC on February 18, 2020 by GlaxoSmithKline plc, or GSK plc. Represents 1,533,772 shares of common stock held by S.R. One, Limited, or S.R. One, a wholly-owned subsidiary of GlaxoSmithKline LLC, or GSK LLC. GSK LLC is an indirect wholly owned subsidiary of GSK plc. The address of S.R. One Limited is 161 Washington Street, Suite 500, Conshohocken, Pennsylvania 19428.

(10)

Represents (i) 676,474 shares of common stock held by The Praveen P. Tipirneni Irrevocable Trust of 2019, the trustee of whom is Dr. Tipirneni's spouse, of which 66,649 shares are subject to a right of repurchase as of April 15, 2020, and (ii) 190,924 shares underlying options to purchase common stock that are exercisable within 60 days of April 15, 2020.

(11)

Represents (i) 195,819 shares of common stock, of which 42,769 shares are subject to a right of repurchase as of April 15, 2020, and (ii) 89,142 shares underlying options to purchase common stock that are exercisable within 60 days of April 15, 2020.

(12)	Represents 92,994 shares underlying options to purchase common stock that are exercisable within 60 days of April 15, 2020.
(13)	Mr. Bischofberger did not hold any shares of common stock as of April 15, 2020.
(14)	Represents 100,517 shares of common stock as of April 15, 2020.
(15)	Represents 6,667 shares of common stock held as of April 15, 2020.
(16)

Represents (i) 4,565,191 shares of common stock held directly, (ii) 42,873 shares of common stock held by Dr. Springer's spouse, (iii) 375,019 shares of common stock held by TAS Partners LLC, of which Dr. Springer is manager and has sole voting and dispositive control, and (iv) 1,260 shares underlying option to purchase common stock that are exercisable within 60 days of April 15, 2020.

(17)	Includes 487,253 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 15, 2020:

Name	Age	Position(s)
Praveen P. Tipirneni, M.D.	51	President, Chief Executive Officer and Director
Marc Schegerin, M.D.	44	Chief Financial Officer and Chief Operating Officer
Peter G. Linde, M.D.	53	Chief Medical Officer
Bruce N. Rogers, Ph.D.	51	Chief Scientific Officer
Alexey A. Lugovskoy, Ph.D.	47	Chief Development Officer
William D. DeVaul, Esq.	49	General Counsel and Secretary
Robert E. Farrell, Jr. CPA	54	Senior Vice President of Finance and Chief Accounting Officer

Praveen P. Tipirneni, M.D. has served as our President and Chief Executive Officer and a member of our board of directors since July 2015. Dr. Tipirneni’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

Marc Schegerin, M.D. has served as our Chief Financial Officer and Chief Operating Officer since April 2020. He has served in various positions at ArQule, Inc. a biotechnology company, since April 2018, including as the Chief Financial Officer from March 2019 to January 2020. Prior to ArQule, Mr. Schegerin served as Director at Citi Healthcare Investment Banking from June 2016 to April 2018, and as the Vice President of Investment Banking of Bank of America Merrill Lynch from August 2014 to June 2016. Prior to this, Mr. Schegerin served as the Senior Director of Sage Therapeutics, Inc., a pharmaceutical company, from 2013 to 2014, as the Program Director of Biogen Idec. from 2009 to 2013, and as an Associate of Goldman Sachs, from 2007 to 2008. Mr. Schegerin received his Master’s in Business Administration and Medical Doctorate from Dartmouth.

Peter G. Linde, M.D., has served as our Chief Medical Officer since March 2020. He has served as Vice President of medical research at Acceleron Pharma, Inc. since July 2016.  Prior to Acceleron,  Dr. Linde served as Global Project Leader, Development at AbbVie Inc. from September 2011 to June 2016 and as Senior Director of Clinical Research at FibroGen, Inc. from 2010 to 2011.  Prior to this, Dr. Linde served as Co-Founder and President of Triaxis Medical Devices, Inc., a medical device company, from 2008 to 2010. Dr. Linde received his bachelor’s degree in Chemical Engineering and Applied Biology from the Massachusetts Institute of Technology and his Medical Doctorate from Stanford University School of Medicine.

Bruce N. Rogers, Ph.D. has served as our Chief Scientific Officer since January 2016. From June 2014 to January 2016, Dr. Rogers served as the Head of Neuro-Opportunities at Pfizer Inc. Prior to that position, Dr. Rogers held positions of increasing responsibility within the medicinal chemistry organization at Pfizer Global R&D since August 2003. Dr. Rogers started his career in the private sector at Pharmacia & Upjohn Company LLC as a scientist from September 1998 to August 2003. Dr. Rogers received a B.A. in Chemistry from the University of Minnesota, a Ph.D. in Organic Chemistry from the University of California at Irvine and was a National Institutes of Health postdoctoral fellow at the University of California.

Alexey A. Lugovskoy, Ph.D. has served as our Chief Development Officer since January 2016. Previously, Dr. Lugovskoy served as a Vice President of Therapeutics of Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, where he worked from June 2010 to January 2016. Prior to joining Merrimack, Dr. Lugovskoy served as Associate Director of Drug Discovery at Biogen Inc., a biotechnology company, where he worked from September 2001 to June 2010. Dr. Lugovskoy has been an Assistant Editor of the journal mAbs since December 2013. Dr. Lugovskoy received an Advanced Certificate for Executives in Management, Innovation and Technology from MIT Sloan School of Management, a Ph.D. in Biophysics from Harvard University and a M.Sc. in Molecular Biophysics and a B.Sc. in Mathematics and Physics from the Moscow Institute of Physics and Technology.

William D. DeVaul, Esq. has served as our General Counsel and Secretary since February 2019. From May 2015 to February 2019, he served as Vice President, Head of Intellectual Property at Evelo Biosciences, Inc., a biotechnology company. Prior to Evelo, Mr. DeVaul served Cubist Pharmaceuticals in various positions from December 2003 to February 2015, including most recently as Deputy Chief Intellectual Property Counsel. Mr. DeVaul earned a J.D. from Boston University School of Law and a B.A. in Biochemistry from Columbia University.

Robert E. Farrell, Jr., CPA has served as our Vice President of Finance and Operations and Treasurer since June 2015 and was promoted to Senior Vice President of Finance and Chief Accounting Officer in January 2020. From March 2015 to June 2015, Mr. Farrell worked as an independent consultant. From April 2009 to March 2015, Mr. Farrell served as Vice President of Finance and Administration and Treasurer of Genocea Biosciences Inc. Previously, Mr. Farrell served in various senior level financial positions at Oscient Pharmaceuticals Corp., Magen Biosciences, Inc. and NeoGenesis Pharmaceuticals, Inc. Mr. Farrell received a B.S. in Accounting from Bentley University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2019 and 2018. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2019, were:

•	Praveen P. Tipirneni, M.D., President and Chief Executive Officer;
•	Bruce N. Rogers, Ph. D., Chief Scientific Officer; and
•	William DeVaul, Esq., General Counsel

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2019 and 2018, all amounts are in dollars:

Name	Year	Salary	Bonus (a)	Stock Awards (b)	Option Awards (c)	Non-equity Incentive Plan Compensation (d)	All Other Compensation (e)	Total
Praveen P. Tipirneni, M.D.	2019	497,713	-	-	-	282,150	8,368	788,231
President and Chief Executive Officer	2018	402,097	110,000	329,708	1,351,500	208,700	8,250	2,410,255

Bruce N. Rogers, Ph.D.	2019	372,111	-	-	-	148,200	8,400	528,711
Chief Scientific Officer	2018	320,671	60,000	111,533	643,500	124,700	8,250	1,268,654

William D. DeVaul, Esq. (1)	2019	331,804	-	-	329,564	122,439	6,438	790,245
General Counsel

(1)

Mr. DeVaul joined the Company as General Counsel in February 2019. The amount reported in the Salary column includes $25,472 in consulting fees paid to Mr. DeVaul prior to joining the Company as an employee.

(a)

The amounts reported in the Bonus column reflect special discretionary bonuses paid in January 2019 with respect to business development success in 2018; no special discretionary bonuses were awarded with respect to the 2019 activities.

(b)

The amounts reported in the Stock Awards column for fiscal year 2018 reflect the incremental fair value associated with the December 5, 2018 exchange of incentive units in Morphic Holding, LLC previously awarded to our named executive officers into shares of our common stock and restricted stock in connection with the conversion of Morphic Holding, LLC into a corporation, or the Reorganization, with such value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The assumptions used in calculating the incremental fair value of the stock awards reported in the Stock Awards column are set forth in Note 8 to the audited consolidated financial statements included in this Form 10-K.

(c)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2019 and 2018 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the

Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in this Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(d)	For additional information regarding the non-equity incentive plan compensation, see "— Non-equity Incentive Plan Awards."
(e)	The amounts reported in the All Other Compensation column for Drs. Tipirneni, Rogers and Mr. DeVaul reflect 401(k) contributions paid by us on behalf of each named executive officer.

Non-equity Incentive Plan Awards

Annual bonuses for our executive officers are based on the achievement of corporate and, for all of the executive officers other than our Chief Executive Officer, individual performance objectives. For 2019, the corporate performance objectives included advancing our MORF-057 and MORF-720 development candidates and raising capital. In December 2019, based on the achievement of these corporate performance objectives and satisfaction of individual performance goals, our board of directors determined to award bonuses equal to 95% of target.

For the 2018 bonuses, the corporate performance objectives included the delivery of a development candidate, the completion of a target level of financing, and the establishment of development infrastructure capable of supporting advancement of the development candidates into the clinic. In January 2019, based on the achievement of these corporate performance objectives and satisfaction of individual performance goals, our board of directors determined to award bonuses equal to 130% of target.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

		Option Awards				Stock Awards(1)

Name	Vesting Commencement Date of Option Award or Stock Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)(3)
Praveen P. Tipirneni, M.D.	12/14/2018 (2)	115,895	347,655	4.32	12/14/2028	-	-
President and Chief Executive Officer	12/13/2016 (5)	-	-	-	-	46,515	798,197
	12/11/2017 (5)	-	-	-	-	40,728	698,892

Bruce N. Rogers, Ph.D.	12/14/2018 (2)	55,186	165,528	4.32	12/14/2028	-	-
Chief Scientific Officer	1/18/2016 (4)	-	-	-	-	1,124	19,288
	12/13/2016 (5)	-	-	-	-	17,789	305,259
	12/11/2017 (5)	-	-	-	-	35,328	606,228

William D. DeVaul, Esq.	12/14/2018 (6)	60,578	133,277	4.32	12/14/2028	-	-
General Counsel	6/26/2019 (7)	4,120	28,840	15.00	6/26/2029	-	-

(1)

Stock award totals represent shares of our restricted common stock received by each named executive officer upon the exchange of his incentive units in Morphic Holding, LLC in connection with the conversion of Morphic Holding, LLC into a corporation, with such value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The shares of restricted common stock are subject to acceleration upon a qualifying termination of employment, which is described in greater detail in the Employee Offer Letters section below.

(2)

The outstanding options were granted under our 2018 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment, which is described in greater detail in the Employee Offer Letters section below.

(3)	Based on the closing price of our common stock on December 31, 2019 of $17.16 per share.
(4)

The shares of restricted common stock vest as follows: 25% vest on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.

(5)	The shares of restricted common stock vest as follows: 1/48th of the shares vest in 48 equal monthly installments over the four-year period following the vesting commencement date.
(6)	The outstanding options vest as follows: 25% vest on September 30, 2019, with the remaining 75% vesting in equal monthly installments for the next 36 months thereafter.
(7)

The outstanding options were granted under our 2019 Plan and vest in 48 equal monthly installments over the four-year period following the vesting commencement date. The options are also subject to acceleration of vesting upon a qualifying termination of employment, which is described in greater detail in the Employee Offer Letters section below.

Employee Offer Letters

Offer Letters

We have entered into amended and restated offer letters with each of our named executive officers effective on the day immediately prior to the effectiveness of the registration statement filed in connection with the IPO and which provide for at-will employment and include each named executive officer's base salary, discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. The offer letters also provide that the executives will be eligible to receive certain benefits under the Change in Control and Severance Agreement entered into between us and each named executive officer, as described below.

Change in Control Severance Agreements

We have entered into Change in Control and Severance Agreements with each of our named executive officers, which Change in Control and Severance Agreements became effective on the day immediately prior to the effectiveness of the registration statement filed in connection with the IPO. The Change in Control and Severance Agreements superseded and replace any prior severance or acceleration protections to which the named executive officers were entitled.

These agreements provide for benefits upon either a termination by us of the executive officer's employment without "cause" or a resignation by the executive officer for "good reason" (each as defined in the Change in Control and Severance Agreement and as described below). We refer to either of these terminations as a "qualifying termination." The benefits provided under the Change in Control and Severance Agreements vary depending on whether the executive officer is subject to a qualifying termination within a period commencing three months prior to a "change in control" (as defined in the Severance and Change in Control Agreement) and ending 12 months following such change of control, which period we refer to as the change in control period.

If a qualifying termination occurs prior to or after the change of control period, subject to the executive officer's timely execution and nonrevocation of a release of claims, the executive officer will be entitled to:

•	12 months' continued payment of base salary, in the case of Dr. Tipirneni and 9 months' continued payment of base salary in the case of Messrs. Rogers and DeVaul; and
•

if the executive officer elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months in the case of Dr.  Tipirneni and up to 9 months in the case of Messrs. Rogers and DeVaul.

If a qualifying termination occurs during the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:

•

18 months of base salary, in the case of Dr.  Tipirneni and 12 months of base salary in the case of Messrs. Rogers and DeVaul, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;

•

150% of the executive's target bonus, in the case of Dr.  Tipirneni, and 100% of the executive's target bonus in the case of Messrs. Rogers and DeVaul, payable in a lump sum on the first business day occurring after the 60th day following such termination of employment;

•

if the executive officer elects to continue his health insurance coverage under COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months in the case of Dr.  Tipirneni and up to 12 months in the case of Messrs. Rogers and DeVaul; and

•

full acceleration of each of the executive officer's then-outstanding but unvested equity awards, provided that the grant agreement for any performance-based equity awards may provide for alternative treatment upon a qualifying termination in the change in control period and, absent any such provision for alternative treatment, any performance-based awards, if any, will be deemed to have been achieved "at target."

Each named executive officer will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of such executive officer's termination of employment, for any terminations of employment other than a termination of employment for cause.

The Change in Control and Severance Agreements will be in effect for three years from the effective date, unless renewed, or earlier terminated, subject to certain limitations.

For purposes of the Change in Control and Severance Agreements, "cause" generally means the following:

•	engaging in theft, fraud and/or dishonesty which, in the judgement of the board of directors could be harmful to us;
•	gross negligence or willful misconduct in the performance of the executive's assigned duties;
•	gross neglect or willful refusal to attend to the material responsibilities assigned to the executive;
•	the executive's material breach of the Change in Control and Severance Agreement or the Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement between the executive and us;
•

conviction (or a plea of no contest or similar plea or the entry of an order or judgement that requires a determination of guilt or responsibility) of a felony or for any crime involving moral turpitude or dishonesty;

•	knowingly providing or making untruthful or misleading statement to us, whether by commission or omission;
•	any willful failure to carry out a specific written directive of our board of directors; or
•	an intentional violation of any of our material policies or procedures, including without limitation, any equal employment opportunity or anti-harassment policies.

For purposes of the Change in Control and Severance Agreements, "good reason" generally means the following without the executive's prior written consent:

•	a reduction in the amount of the executive's then-current salary;
•	a material diminution in the executive's position, authority, duties, or responsibilities;
•	the relocation of our headquarters or the executive's assigned place of work more than 45 miles from Boston, MA; or
•	any material failure by us to comply with any of the provisions of the Change in Control and Severance Agreement or any offer letter or employment agreement between the executive and us.

Restrictive Covenants

Each of our named executive officers has also entered into a Non-Disclosure, Non-Competition and Assignment of Intellectual Property Agreement with us, which agreement contains 12-month post-termination non-competition and non-solicitation covenants.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2019, concerning securities authorized for issuance under all of our equity compensation plans: our 2018 Stock Incentive Plan, which terminated when we adopted the 2019 Equity Incentive Plan, or EIP, and the 2019 Employee Stock Purchase Plan, or the ESPP.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,987,403	$ 8.67	2,350,079 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,987,403	$ 8.67	2,350,079

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs, which have no exercise price.
(2)

Represents 2,050,079 shares available for issuance under our the EIP, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 300,000 shares available for issuance under the ESPP. The EIP and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically added 4% and 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance, respectively. In addition, pursuant to a “pour over” provision in our EIP, options that were cancelled, expired or terminated under the 2018 Stock Incentive Plan were added to the number of shares reserved for issuance under our EIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled "Management" and "Executive Compensation," the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled "Executive Compensation."

Transactions with Timothy A. Springer, Ph.D.

In June 2015, we entered into a consulting agreement, or the Springer Agreement, with Timothy A. Springer, Ph.D., a director on our Board, to provide advisory services related to our research and development programs, intellectual property development, strategic planning, our Scientific Advisory Board and other related services. Pursuant to the Springer Agreement, we paid an annual consulting fee of $80,000. The Springer Agreement expired on June 1, 2019.

In April 2019, we granted to Dr. Springer a stock option to purchase 4,287 shares of our common stock, with an exercise price of $7.76 per share, in connection with his services as a member of our Scientific Advisory Board.

In November 2019 we entered into a sponsored research agreement with Institute for Protein Innovation, Inc. (IPI), a non-profit organization at which Dr. Springer, a member of the Company’s Board of Directors, serves as an executive officer. Pursuant to the terms of the agreement, IPI will conduct agreed upon research activities; upon completion of the research activities, we will have the option to exclusively license IPI’s interest in any product invention resulting in such research. In connection with the research activities performed by IPI, it is anticipated that we will pay IPI up to $0.6 million over a two year period; as of December 31, 2019 we have paid $0.3 million.

In December 2019, we entered into a consulting agreement with Dr. Springer to provide advisory services related to our research and development programs for a period of three years. Pursuant to the terms of the consulting agreement, we granted Dr. Springer a stock option to purchase 90,000 shares of our common stock with an exercise price of $15.72 per share.

Partipation in our Initial Public Offering

Certain of our existing stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,946,666 shares of our common stock in our initial public offering at the initial public offering price. The following table summarizes common stock purchased by affiliates of members of our board of directors and entities who held more than 5% of our outstanding capital stock at the time of the purchase:

Name of beneficial owner	Number of shares purchased in IPO
Artal Treasury Ltd.	500,000
Novo Holdings A/S	666,667
Omega Fund V, L.P.	133,333
Pfizer Entities	333,333
Polaris Entities	125,000
S.R. One, Limited	333,333

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451.

To be timely for our company’s annual meeting of stockholders to be held in 2021 (2021 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on March 5, 2021 and not later than the close of business on April 2, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2020 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices (1) not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and (2) not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 Annual Meeting must be received by us not later than December 31, 2020 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting the information required by applicable law and our bylaws.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Morphic Holding, Inc.

35 Gatehouse Drive, A2,

Waltham, Massachusetts 02451

Attn: Investor Relations

The Annual Report on Form 10-K is also available at https://investor.morphictx.com/sec-filings.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A., either by calling toll-free (800) 962-4284, or by writing to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Morphic Holding, Inc., 35 Gatehouse Drive, A2, Waltham, Massachusetts 02451, Attn: Investor Relations, submit a request on our website at https://morphictx.com/contact or call Chris Erdman at (617) 686-1718.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, June 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MORF2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, June 17, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MORPHIC HOLDING, INC. 35 GATEHOUSE DRIVE A2 WALTHAM, MA 02451 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D16031-P38652 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MORPHIC HOLDING, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of three Class I directors to our Board of Directors to serve until the 2023 annual meeting of stockholders: Nominees: 01) 02) 03) Norbert Bischofberger, Ph.D. Joseph P. Slattery, CPA Timothy A. Springer, Ph.D. The Board of Directors recommends you vote FOR the following: For Against Abstain ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all party in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D16032-P38652 MORPHIC HOLDING, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 18, 2020 1:00 PM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Praveen Tipirneni and William DeVaul, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Morphic Holding, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time on Thursday, June 18, 2020, online at www.virtualshareholdermeeting.com/MORF2020, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE